UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 1999

SYNTROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-21911	73-1565725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4322 South 49th West Avenue Tulsa, Oklahoma	74107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 592-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The Registrant is filing this amendment to its Current Report on Form 8-K dated June 17, 1999 to revise the description in Item 8.01 (formerly Item 5) under “Preferred Stock Purchase Rights” to reflect the adoption of the Second Amended and Restated Rights Agreement dated as of October 24, 2004 between Syntroleum Corporation and American Stock Transfer & Trust Company, as Rights Agent (the “Second Amended and Restated Rights Agreement”) and to make certain updating changes. A copy of the Second Amended and Restated Rights Agreement is included as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On June 17, 1999, Syntroleum Corporation issued a press release (the “Press Release”) announcing the completion of its reincorporation as a Delaware corporation. In the reincorporation, Syntroleum Corporation, a Kansas corporation (“Syntroleum-Kansas”), merged with and into Syntroleum Corporation, a Delaware corporation (“Syntroleum-Delaware” or “Syntroleum”), with Syntroleum-Delaware being the surviving corporation. The Press Release is included as an exhibit to this Current Report on
Form 8-K and is incorporated herein by reference.

As a result of the reincorporation, Syntroleum-Delaware became the successor corporation to Syntroleum-Kansas under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to its common stock and its preferred share purchase rights, and will succeed to Syntroleum-Kansas’s reporting obligations thereunder. Pursuant to Rule 12g-3 promulgated under the Exchange Act, the common stock and preferred share purchase rights of Syntroleum-Delaware are deemed to be registered under paragraph (g) of Section 12 of the Exchange Act.

Set forth below is a description of Syntroleum’s capital stock. This description is intended to be a summary of the material terms of Syntroleum’s capital stock and is qualified in its entirety by reference to Syntroleum’s charter and bylaws and the Second Amended and Restated Rights Agreement relating to the preferred stock purchase rights associated with the common stock.

DESCRIPTION OF SYNTROLEUM CAPITAL STOCK

The total number of shares of all classes of stock that Syntroleum has authority to issue is 155,000,000, consisting of 150,000,000 shares of common stock and 5,000,000 shares of preferred stock. Syntroleum has authorized and reserved for issuance 250,000 shares of junior participating preferred stock in connection with preferred stock purchase rights described below.

Common Stock

The holders of common stock are entitled to one vote per share on all matters voted on by the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by the board of directors with respect to any series of preferred stock, the holders of shares of common stock exclusively possess all voting power of Syntroleum’s stockholders. Subject to any preferential rights of any outstanding series of preferred stock, the holders of common stock are entitled to those dividends as may be declared from time to time by the board of directors from funds available for dividends and, upon liquidation, are entitled to receive pro rata all assets of Syntroleum available for distribution to such holders.

Preferred Stock

Syntroleum’s board of directors is authorized to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the powers, designation, preferences and rights of each series and the qualifications, limitations or restrictions of each series, including (1) the designation of the series, (2) the number of shares of the series, which number the board of directors may, except where otherwise provided in the preferred stock designation, increase or decrease, but not below the number of shares thereof then outstanding, (3) whether dividends, if any, will be cumulative or noncumulative and the dividend rate and the preferences, if any, of the series, (4) the dates at which dividends, if any, will be payable, (5) the redemption rights and price or prices, if any, for shares of the series, (6)

the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series, (7) the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Syntroleum, (8) whether the shares of the series will be convertible into or exchangeable for shares of any other class or series, or any other security, of Syntroleum or any other corporation, and, if so, the specification of that class or series or that other security, the conversion or exchange price or prices or rate or rates, any adjustments to those prices or rates, the date or dates as of which such shares will be convertible or exchangeable and all other terms and conditions upon which the conversion or exchange may be made, (9) restrictions on the issuance of shares of the same series, or of any other class or series, and (10) the voting rights, if any, of the holders of the series.

Syntroleum believes that the ability of its board of directors to issue one or more series of preferred stock will provide Syntroleum with flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that might arise. The authorized shares of preferred stock, as well as shares of common stock, will be available for issuance without further action by Syntroleum’s stockholders, unless stockholder action is required by the rules of any stock exchange or automated quotation system on which Syntroleum’s securities are listed or traded. If the approval of Syntroleum’s stockholders is not required for the issuance of shares of preferred stock or common stock, the board of directors may determine not to seek stockholder approval.

Although Syntroleum’s board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. The board of directors will make any determination to issue shares based on its judgment as to the best interests of Syntroleum and its stockholders. The board of directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquiror may be able to change the composition of Syntroleum’s board of directors, including a tender offer or other transaction that some, or a majority of, Syntroleum’s stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price of the stock.

Preferred Stock Purchase Rights

Syntroleum-Kansas’s board of directors declared a dividend of one preferred share purchase right (“Right”) to the holder of record of each share of Syntroleum-Kansas common stock as of the close of business on March 3, 1997. In connection with the reincorporation, Syntroleum assumed these Rights and the related Rights Agreement dated January 31, 1997 between Syntroleum-Kansas and American Stock Transfer & Trust Company, as agent for holders of Rights. Syntroleum has entered into the Second Amended and Restated Rights Agreement as of October 24, 2004. Each Right entitles the registered holder to purchase from Syntroleum a unit consisting of one one-hundredth of a share (a “Fractional Share”) of Series A Junior Participating Preferred Stock, par value $.01 per share (the “Preferred Stock”), at a purchase price of $20.83 1/3 per Fractional Share, subject to adjustment (the “Purchase Price”).

The Rights will have certain anti-takeover effects. The Rights could cause substantial dilution to a person or group that attempts to acquire Syntroleum and effect a change in the composition of its board of directors on terms not approved by the board of directors, including by means of a tender offer at a premium to the market price. The Rights should not interfere with any merger or business combination approved by the board of directors because the rights may be redeemed by Syntroleum at the redemption price prior to the time that a person has become an Acquiring Person, as defined below.

Initially, the Rights will be attached to all certificates representing outstanding shares of common stock, and no separate certificates for the Rights (“Rights Certificates”) will be distributed. The Rights will separate from the common stock and a “Distribution Date” will occur, with certain exceptions, upon the earlier of (i) ten days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of common stock (the date of the announcement being the “Stock Acquisition Date”), or (ii) ten business days following the commencement of a tender offer or exchange offer that would result in a person’s becoming an Acquiring Person. Robert Day, members of his immediate family and his affiliates and associates will not be deemed to be an Acquiring Person unless such parties obtain beneficial ownership of 35% or more shares of the outstanding shares of common stock. In certain circumstances, the Distribution Date may be deferred by the board of directors. Certain inadvertent acquisitions will not result in a person’s becoming an Acquiring Person if the person promptly divests itself of sufficient common stock. Until the Distribution Date, (a) the Rights will be evidenced by the common stock certificates and will be transferred with and only with such common stock certificates, (b) new common stock certificates issued after February 24, 1997 will contain a notation incorporating the Second Amended and Restated Rights Agreement by reference and (c) the surrender for transfer of any certificate for common stock will also constitute the transfer of the Rights associated with the common stock represented by such certificate.

The Rights are not exercisable until the Distribution Date and will expire at the close of business on October 24, 2014, unless earlier redeemed or exchanged by Syntroleum as described below.

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of common stock as of the close of business on the Distribution Date and, from and after the Distribution Date, the separate Rights Certificates alone will represent the Rights. All shares of common stock issued prior to the Distribution Date will be issued with Rights. Shares of common stock issued after the Distribution Date in connection with certain employee benefit plans or upon conversion of certain securities will be issued with Rights. Except as otherwise determined by the board of directors, no other shares of common stock issued after the Distribution Date will be issued with Rights.

In the event (a “Flip-In Event”) that a person becomes an Acquiring Person (except pursuant to a tender or exchange offer for all outstanding shares of common stock at a price and on terms that a majority of the independent directors of Syntroleum determines to be fair to and otherwise in the best interests of Syntroleum and its stockholders (a “Permitted Offer”)), each holder of a Right will thereafter have the right to receive, upon exercise of such Right, a number of shares of common stock (or, in certain circumstances, cash, property or other securities of Syntroleum) having a Current Market Price (as defined in the Second Amended and Restated Rights Agreement) equal to two times the exercise price of the Right. Notwithstanding the foregoing, following the occurrence of any Triggering Event, all Rights that are, or (under certain circumstances specified in the Second Amended and Restated Rights Agreement) were, beneficially owned by or transferred to an Acquiring Person (or by certain related parties) will be null and void in the circumstances set forth in the Second Amended and Restated Rights Agreement. However, Rights are not exercisable following the occurrence of any Flip-In Event until such time as the Rights are no longer redeemable by Syntroleum as set forth below.

In the event (a “Flip-Over Event”) that, at any time from and after the time an Acquiring Person becomes such, (i) Syntroleum is acquired in a merger or other business combination transaction (other than certain mergers that follow a Permitted Offer), or (ii) 50% or more of Syntroleum’s assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights that are voided as set forth above) shall thereafter have the right to receive, upon exercise, a number of shares of common stock of the acquiring company having a Current Market Price equal to two times the exercise price of the Right. Flip-In Events and Flip-Over Events are collectively referred to as “Triggering Events.”

The number of outstanding Rights associated with a share of common stock, or the number of Fractional Shares of Preferred Stock issuable upon exercise of a Right and the Purchase Price, are subject to adjustment in the event of a stock dividend on, or a subdivision, combination or reclassification of, the common stock occurring prior to the Distribution Date. The Purchase Price payable, and the number of Fractional Shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution in the event of certain transactions affecting the Preferred Stock.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares of Preferred Stock that are not integral multiples of a Fractional Share are required to be issued upon exercise of Rights and, in lieu thereof, an adjustment in cash may be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise. Pursuant to the Second Amended and Restated Rights Agreement, Syntroleum reserves the right to require prior to the occurrence of a Triggering Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

At any time until ten days following the first date of public announcement of the occurrence of a Flip-In Event, Syntroleum may redeem the Rights in whole, but not in part, at a price of $.01 per Right, payable, at the option of Syntroleum, in cash, shares of common stock or such other consideration as the board of directors may determine. Immediately upon the effectiveness of the action of the board of directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price.

At any time after the occurrence of a Flip-In Event and prior to a person’s becoming the beneficial owner of 50% or more of the shares of common stock then outstanding or the occurrence of a Flip-Over Event, Syntroleum may exchange the Rights (other than Rights owned by an Acquiring Person or an affiliate or an associate of an Acquiring Person, which will have become void), in whole or in part, at an exchange ratio of one share of common stock, and/or other equity securities deemed to have the same value as one share of common stock, per Right, subject to adjustment.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of Syntroleum, including, without limitation, the right to vote or to receive dividends.

Other than the redemption price, any of the provisions of the Second Amended and Restated Rights Agreement may be amended by the board of directors as long as the Rights are redeemable. Thereafter, the provisions of the Second Amended and Restated Rights Agreement other than the redemption price may be amended by the board of directors in order to cure any ambiguity, defect or inconsistency, to make changes that do not materially adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Second Amended and Restated Rights Agreement; provided, however, that no amendment to lengthen the time period governing redemption may be made at such time as the Rights are not redeemable.

A copy of the Second Amended and Restated Rights Agreement is available free of charge from Syntroleum. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Second Amended and Restated Rights Agreement, which is incorporated herein by reference.

Restrictions on Business Combinations

Syntroleum’s charter provides that “business combinations” involving an “interested stockholder” must be approved by the holders of at least 66 2/3% of the voting power of the shares not owned by the interested stockholder, unless the business combination is either approved by “continuing directors” or meets specified requirements regarding price and procedure.

“Continuing directors” is generally defined in Syntroleum’s charter as (1) directors who are unaffiliated with the interested stockholder and joined the board before the party to the transaction became an interested stockholder or

(2) directors who are unaffiliated with the interested stockholder and are elected to fill a vacancy and that election is recommended by a majority of continuing directors then on the board. The charter of Syntroleum also provides that the initial directors named in its charter who are unaffiliated with the interested stockholder are “continuing directors.”

A “business combination” is generally defined in Syntroleum’s charter as follows.

•	any merger or consolidation of Syntroleum or its subsidiaries with any interested stockholder;

•	any disposition, in one transaction or a series of transactions, to or with any interested stockholder of any assets of Syntroleum having an aggregate fair market value of $10,000,000 or more;

•	the issuance or transfer by Syntroleum of any securities of Syntroleum to any interested stockholder, in exchange for property having an aggregate fair market value of $10,000,000 or more;

•	the adoption of any plan or proposal for the liquidation or dissolution of Syntroleum proposed by or on behalf of an interested stockholder; or

•	any reclassification of securities, or recapitalization of Syntroleum, or any merger or consolidation of Syntroleum with any of its subsidiaries or any other transaction that has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of Syntroleum that are directly or indirectly owned by any interested stockholder.

An “interested stockholder” is generally defined in Syntroleum’s charter as any person, other than Syntroleum, who or which:

•	itself, or along with its affiliates, is the beneficial owner, directly or indirectly, of more than 10% of the then outstanding voting stock of Syntroleum;

•	is an affiliate of Syntroleum and at any time within the two-year period immediately before the date in question was itself, or along with its affiliates, the beneficial owner, directly or indirectly, of 10% or more of the then outstanding voting stock of Syntroleum; or

•	is an assignee of or has otherwise succeeded to any voting stock of Syntroleum that was at any time within the two-year period immediately before the date in question beneficially owned by an interested stockholder, if that assignment or succession occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

The provisions in Syntroleum’s charter restricting business combinations with interested stockholders also generally apply to an interested stockholder’s affiliates.

To satisfy the price and procedure requirements of these provisions, the following criteria must be satisfied:

•	the total amount of the cash and the fair market value of consideration other than cash to be received per share by holders of Syntroleum’s capital stock is at least equal to the highest of

(1)	the highest price per share paid by the interested stockholder in transactions during the two-year period before the announcement of the transaction or in the transaction in which it became an interested stockholder;

(2)	the fair market value of the stock on the date of announcement of the transaction or the date of the transaction in which it became an interested stockholder, whichever is higher; and

(3)	the amount determined under clause (2) above multiplied by the ratio of (A) the highest price per share paid by the interested stockholder for any shares during the two-year period before the date of announcement of the transaction to (B) the fair market value of the stock on the first day in that two-year period on which the interested stockholder acquired any shares of stock;

•	generally, the consideration to be received by holders of a particular class of outstanding voting stock is in cash or in the same form as the interested stockholder has previously paid for shares of that class of voting stock;

•	after the interested stockholder has become an interested stockholder and before the completion of the business combination, specified actions or omissions have not occurred with respect to dividends and the interested stockholder has not become the beneficial owner of any additional voting stock except as part of the transaction which results in the interested stockholder becoming an interested stockholder;

•	after the interested stockholder has become an interested stockholder, the interested stockholder has not received, except proportionately as a shareholder, any financial assistance or tax advantages provided by the corporation, whether in anticipation of or in connection with the business combination or otherwise; and

•	a proxy or information statement describing the proposed business combination and complying with the requirements of the Securities Exchange Act of 1934 is mailed to stockholders at least 30 days before the completion of the business combination.

Section 203 of the Delaware General Corporation Law (“DGCL”) provides that, subject to specified exceptions, a corporation may not engage in a broad range of business combinations with any “interested stockholder” for a three-year period following the time that the stockholder becomes an interested stockholder unless:

•	prior to that time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are both officers and directors of the corporation and shares held by specified employee stock ownership plans; or

•	on or after that time, the business combination is approved by the board of directors of the corporation and by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

In general, an “interested stockholder” is defined for purposes of Section 203 of the DGCL to include any person that is (1) the owner of 15% or more of the outstanding voting stock of the corporation or (2) an affiliate or associate of the corporation that was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the previous three years. The DGCL permits a corporation to opt out of these provisions, although Syntroleum has not done so.

Amendments to Charter

Amendments of Syntroleum’s charter generally require the approval of the holders of a majority of the outstanding stock entitled to vote on the amendment, and if the amendment would increase or decrease the number of authorized shares of any class or series or the par value of shares of that class or series or would adversely affect the rights, powers or preferences of that class or series, a majority of the outstanding stock of that class or series also would be required to approve the amendment. However, the amendment or repeal of, or the adoption of provisions that are inconsistent with, the provisions of Syntroleum’s charter regarding (1) powers of the board of directors with respect to the bylaws and the accounts and books of Syntroleum and (2) the number, election and classification of directors of Syntroleum, requires the approval of the board of directors and the affirmative vote of 80% of the stock entitled to vote in the election of directors. In addition, the amendment or repeal of, or the adoption of provisions that are inconsistent with, the provisions of Syntroleum’s charter regarding votes required for business combinations with interested stockholders described above requires the approval of the Syntroleum board of directors and the affirmative vote of 66 2/3% of the stock entitled to vote in the election of directors and not owned directly or indirectly by interested stockholders or their affiliates.

Amendments to Bylaws

Syntroleum’s board of directors may adopt, alter or amend the bylaws. In addition to meeting certain notice requirements, Syntroleum’s bylaws provide that the affirmative vote of the holders of at least 80% of the voting power of the then outstanding voting stock, voting together as a single class, is required for stockholders to alter, amend or repeal any provision of the bylaws or to adopt any additional bylaws.

Special Meetings of Stockholders

Subject to the rights of holders of any series of preferred stock, Syntroleum’s bylaws provide that a special meeting may be called only by the chairman of the board of directors or by the board of directors pursuant to a resolution adopted by a majority of the total number of directors of Syntroleum. The business permitted to be conducted at any special meeting of stockholders is limited to the business brought before the meeting pursuant to the notice of meeting.

Stockholder Action by Written Consent

Syntroleum’s charter provides that corporate action may not be taken by written consent of stockholders.

Advance Notice Provisions for Stockholder Director Nominations and Stockholder Proposals

Syntroleum’s bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of stockholders of Syntroleum.

The bylaws provide that only individuals who are nominated by, or at the direction of, Syntroleum’s board of directors, or by a stockholder who has given timely written notice to the secretary of Syntroleum before the meeting at which directors are to be elected, will be eligible for election as directors of Syntroleum. The bylaws also provide that at an annual meeting only business may be conducted as has been brought before the meeting by, or at the direction of, the chairman of the board or Syntroleum’s board of directors, or by a stockholder who has given timely written notice to the secretary of Syntroleum of the stockholder’s intention to bring that business before the meeting.

Under these provisions, for notice of stockholder director nominations or proposals to be made at an annual meeting to be timely, the notice must generally be received by Syntroleum:

•	not less than 70 days nor more than 90 days before the first anniversary of the previous year’s annual meeting; or

•	if the date of the annual meeting is advanced by more than 20 days, or delayed by more than 70 days, from the anniversary date, not earlier than 90 days before the meeting and not later than the later of (1) 70 days before the meeting and (2) 10 days after public announcement of the date of the meeting is first made.

However, if the number of directors to be elected is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of directors at least 80 days before the first anniversary of the preceding year’s annual meeting, a stockholder’s notice will be timely, but only with respect to nominees for any new positions created by that increase, if it is received by Syntroleum not later than 10 days after the public announcement is first made by Syntroleum. If directors are to be elected at a special meeting, the notice must be received by Syntroleum not earlier than 90 days before the meeting and not later than the later of (1) 70 days before the meeting and (2) 10 days after public announcement of the date of the meeting. Stockholders may not bring business before a special meeting of stockholders under the bylaws.

Under the bylaws, a stockholder’s notice to Syntroleum proposing to nominate an individual for election as a director must contain specified information, including the identity and address of the nominating stockholder, the class and number of shares of stock that are owned by the stockholder, and all information regarding the proposed nominee that would be required to be included in a proxy statement soliciting proxies for the proposed nominee. Under the bylaws, a stockholder’s notice relating to the conduct of business other than the nomination of directors must contain specified information about the proposed business and about the proposing stockholders, including a brief description of the business the stockholder proposes to bring before the meeting, the reasons for conducting the business at the meeting, the name and address of the stockholder, the class and number of shares of stock beneficially owned by the stockholder, and any material interest of the stockholder in the business so proposed. If the chairman of the board or other officer presiding at a meeting determines that a person was not nominated, or other business was not brought before the meeting, in accordance with the bylaws, that person will not be eligible for election as a director, or that business will not be conducted at the meeting, as the case may be.

Classification of Directors

Syntroleum’s charter provides that directors will be divided into three classes serving staggered three-year terms so that approximately one-third of the board of directors is elected each year. They also provide that, subject to the rights of the holders of any series of preferred stock or any other series or class of stock as set forth in the charter to elect additional directors under specified circumstances, the number of directors is fixed in accordance with the bylaws. Syntroleum’s bylaws provide that the number of directors is to be fixed from time to time pursuant to a resolution adopted by a majority of the whole board of directors but will not consist of more than 11 nor less than three directors. As of October 28, 2004, the board of directors consisted of ten persons.

The classification of directors makes it more difficult for stockholders to change the composition of the board of directors. At least two annual meetings of stockholders, instead of one, will be required to effect a change in a majority of the board of directors.

Removal of Directors; Filling Vacancies on the Board of Directors

Syntroleum’s charter provides that a director may be removed only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding voting stock, voting together as a single class.

Under Syntroleum’s bylaws, newly created directorships resulting from any increase in the number of directors or any vacancies on the board of directors may be filled by the affirmative vote of a majority of the directors then in office, subject to the rights, if any, of holders of Syntroleum’s preferred stock. In addition, the Syntroleum bylaws provide that the directors elected to fill vacancies on the board of directors will hold office until the annual meeting of stockholders at which the term of office of the class to which they have been elected expires.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

*2.1	Agreement and Plan of Merger dated as of May 7, 1999 by and between Syntroleum-Kansas and Syntroleum-Delaware (incorporated by reference to Appendix A to the Proxy Statement of Syntroleum-Kansas filed with the Securities and Exchange Commission on May 12, 1999).

*4.1	Certificate of Incorporation of Syntroleum-Delaware (incorporated by reference to Annex B to the Proxy Statement of Syntroleum-Kansas filed with the Securities and Exchange Commission on May 12, 1999).

**4.2	Certificates of Merger filed on June 17, 1999.

*4.3	Bylaws of Syntroleum-Delaware (incorporated by reference to Appendix C to the Proxy Statement of Syntroleum-Kansas filed with the Securities and Exchange Commission on May 12, 1999).

*4.4	Second Amended and Restated Rights Agreement dated as of October 24, 2004 between Syntroleum-Delaware and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to the Current Report on Form 8-K of Syntroleum-Delaware dated October 24, 2004 and filed with the Securities and Exchange Commission on October 28, 2004).

4.5	Amended and Restated Certificate of Designations of Series A Junior Participating Preferred Stock of Syntroleum-Delaware, dated October 28, 2004.

**99.1	Press Release dated June 17, 1999.

*	Incorporated by reference as indicated.
**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTROLEUM CORPORATION

By:	/s/ Larry J. Weick
Name:	Larry J. Weick
Title:	Senior Vice President and
Chief Financial Officer

Date: October 28, 2004

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
*2.1	Agreement and Plan of Merger dated as of May 7, 1999 by and between Syntroleum-Kansas and Syntroleum-Delaware (incorporated by reference to Appendix A to the Proxy Statement of Syntroleum-Kansas filed with the Securities and Exchange Commission on May 12, 1999).

*4.1	Certificate of Incorporation of Syntroleum-Delaware (incorporated by reference to Annex B to the Proxy Statement of Syntroleum-Kansas filed with the Securities and Exchange Commission on May 12, 1999).

**4.2	Certificates of Merger filed on June 17, 1999.

*4.3	Bylaws of Syntroleum-Delaware (incorporated by reference to Appendix C to the Proxy Statement of Syntroleum-Kansas filed with the Securities and Exchange Commission on May 12, 1999).

*4.4	Second Amended and Restated Rights Agreement dated as of October 24, 2004 between Syntroleum-Delaware and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to the Current Report on Form 8-K of Syntroleum-Delaware dated October 24, 2004 and filed with the Securities and Exchange Commission on October 28, 2004).

4.5	Amended and Restated Certificate of Designations of Series A Junior Participating Preferred Stock of Syntroleum-Delaware, dated October 28, 2004.

**99.1	Press Release dated June 17, 1999.

*	Incorporated by reference as indicated.
**	Previously filed.